UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2011

Cliffs Natural Resources Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300, Cleveland, Ohio	44114-2315
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 694-5700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 28, 2011, Cliffs Natural Resources Inc. (the “Company”) issued a news release announcing the first-quarter financial results for the period ended March 31, 2011, a copy of which is attached as Exhibit 99(a) to this Current Report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The news release includes non-GAAP financial measures that exclude the impact of the Company’s negotiated settlement with ArcelorMittal, including cost of goods sold and operating expenses, and sales margin. Management believes that excluding the impact of the ArcelorMittal settlement is useful to investors given the special nature of the settlement so that the Company’s core operating results for the first quarter of 2011 are presented for comparison to such results for the first quarter of 2010. These measures should be viewed in addition to, and not in lieu of, the Company’s financial measures as calculated in accordance with GAAP.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99(a)	Cliffs Natural Resources Inc. published a news release on April 28, 2011 captioned, “Cliffs Natural Resources Inc. Reports First-Quarter 2011 Results”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

Date: April 28, 2011	By:	/s/ Gina K. Gunning
Name: Gina K. Gunning Title: General Counsel, Corporate Affairs and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99(a)	Cliffs Natural Resources Inc. published a news release on April 28, 2011 captioned, “Cliffs Natural Resources Inc. Reports First-Quarter 2011 Results”